Exhibit 4.1

THE SECURITIES UNDERLYING THIS REPRESENTATIVE’S WARRANT ARE SUBJECT TO A LOCK-UP PERIOD OF ONE HUNDRED AND EIGHTY (180) DAYS BEGINNING ON THE DATE OF COMMENCEMENT OF SALES OF THE OFFERING PURSUANT TO THE REGISTRATION STATEMENT OF THE COMPANY (FILE NO. 333-272110). THE REGISTERED HOLDER OF THIS REPRESENTATIVE’S WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS REPRESENTATIVE’S WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS REPRESENTATIVE’S WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS REPRESENTATIVE’S WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE COMMENCEMENT OF THE SALE OF THE COMPANY’S COMMON STOCK, PAR VALUE $0.001 PER SHARE, PURSUANT TO THE REGISTRATION STATEMENT OF THE COMPANY’S SECURITIES (FILE NO. 333-272110) TO ANYONE OTHER THAN (I) CRAFT CAPITAL MANAGEMENT LLC, OR A REPRESENTATIVE OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF CRAFT CAPITAL MANAGEMENT LLC, OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER AND IN ACCORDANCE WITH FINRA RULE 5110(E)(2).

THIS REPRESENTATIVE’SWARRANT IS NOT EXERCISABLE PRIOR TO [●], 2025. VOID AFTER 5:00 P.M., EASTERN TIME, [●], 2030.

FORM OF REPRESENTATIVE’S WARRANT
FOR THE PURCHASE OF [●] SHARES OF COMMON STOCK
OF
ADVANCED BIOMED INC.

1.       Representative’s Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between ADVANCED BIOMED INC., a Nevada corporation (the “Company”) and CRAFT CAPITAL MANAGEMENT LLC (the “Holder”), dated as of [●], 2025 (the “Underwriting Agreement”), the Holder, as registered owner of this Purchase Warrant, is entitled, at any time and from time to time, during the four and half year period commencing six months from the commencement of sales of the Offering, i.e., from [●], 2025 (the “Exercise Date”), to [●], 2030 (the “Expiration Date”), at or before 5:00 p.m., Eastern time, but not thereafter, to subscribe for, purchase, and receive, in whole or in part, up to such number of Common Stock representing six percent (6%) of the aggregate number of shares of Common Stock sold in the Offering, including any Additional Shares sold upon exercise of the Over-allotment Option, subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law or executive order to close, then this Representative’s Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period commencing on the date hereof and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Representative’s Warrant is initially exercisable at $[●] per share of Common Stock (which is equal to one hundred and twenty five percent (125%) of the price of the shares of Common Stock sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Representative’s Warrant, including the exercise price per share of Common Stock and the number of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price as set forth above or the adjusted exercise price as a result of the events set forth in Section 6 below, depending on the context. Capitalized terms not defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

2.	Exercise.

2.1.       Exercise Form. In order to exercise this Representative’s Warrant, the exercise form attached hereto as Exhibit A must be duly executed and completed and delivered to the Company, together with this Representative’s Warrant and payment of the Exercise Price for the Common Stock being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check to the order of the Company. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date, this Representative’s Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

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2.2.       Cashless Exercise. At any time after the Exercise Date and in lieu of exercising this Representative’s Warrant by payment of cash until the Expiration Date, the Holder may elect to receive the number of Common Stock equal to the value of this Representative’s Warrant (or the portion thereof being exercised), by surrender of this Representative’s Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder shares of Common Stock in accordance with the following formula:

X	=	Y(A-B)
A

Where,	X	=	The number of shares of Common Stock to be issued to Holder;
	Y	=	The number of shares of Common Stock for which the Representative’s Warrant is being exercised;
	A	=	The fair market value of one (1) share of Common Stock; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the “fair market value” of a share of Common Stock is defined as follows:

(i)	if the Common Stock are traded on a national securities exchange, the value shall be deemed to be the weighted average of the closing price on such exchange for the five (5) consecutive trading days ending on the day immediately prior to the exercise form being submitted in connection with the exercise of the Representative’s Warrant; or

(ii)	if the Common Stock are actively traded over-the-counter, the value shall be deemed to be the weighted average price of the Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the exercise form being submitted in connection with the exercise of the Representative’s Warrant; or

(iii)	if there is no market for the shares of Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3.       Legend. Each certificate for the securities purchased under this Representative’s Warrant shall bear the following legends unless such securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or are exempt from registration under the Securities Act:

(i)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD ENDING ON, AND INCLUDING, THE DATE THAT IS ONE HUNDRED AND EIGHTY (180) DAYS BEGINNING ON THE COMMENCEMENT OF THE SALES OF THE COMPANY’S COMMON STOCK, PAR VALUE $0.001 PER SHARE, PURSUANT TO THE REGISTRATION STATEMENT OF THE COMPANY’S SECURITIES (FILE NO. 333-272110) AND MAY NOT BE (A) SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED TO ANYONE OTHER THAN CRAFT CAPITAL MANAGEMENT LLC, OR BONA FIDE OFFICERS OR PARTNERS OF CRAFT CAPITAL MANAGEMENT LLC, OR (B) CAUSED TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THE SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(E)(2).”

(ii)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Common Stock represented by a certificate, instrument, or book entry so legended.

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2.4 Mechanics of Exercise.

(i) Delivery of Shares Upon Exercise. The Company shall cause the shares of Common Stock purchased hereunder to be transmitted by the transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the shares of Common Stock or resale of the shares of Common Stock or (B) this Representative’s Warrant is being exercised via cashless exercise, or otherwise by delivery to the address specified by the Holder in the exercise form by the date that is one (1) trading day after the latest of (A) the delivery to the Company of the exercise form, (B) surrender of this Representative’s Warrant (if required), and (C) receipt by the Company of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Share Delivery Date”). The shares of Common Stock shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock for all purposes, as of the date the Representative’s Warrant has been exercised and payment to the Company of the aggregate Exercise Price (or by cashless exercise, if permitted) has been received by the Company and all taxes required to be paid by the Holder, if any, pursuant to Section 2.4(iv) prior to the issuance of such shares of Common Stock have been paid.

(ii) Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder the shares of Common Stock pursuant to Section 2.4(i) by the Share Delivery Date, unless such failure was not caused by the fault or negligence of the Company, then the Holder will have the right to rescind such exercise upon written notice to the Company within one (1) trading day after the Share Delivery Date.

(iii) Compensation for Buy-In on Failure to Timely Deliver Shares Upon Exercise. In addition to any other rights available to the Holder, if the Holder has taken all actions necessary under the terms of this Representative’s Warrant for such Holder to receive the shares of Common Stock, if the Company fails to cause the transfer agent to transmit to the Holder the shares of Common Stock pursuant to an exercise on or before the Share Delivery Date, unless such failure was not caused by the fault or negligence of the Company, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions and any other applicable fees, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares of Common Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Representative’s Warrant and equivalent number of shares of Common Stock for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company with written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Representative’s Warrant as required pursuant to the terms hereof.

(iv) Charges, Taxes and Expenses. Issuance of shares of Common Stock shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares of Common Stock, all of which taxes and expenses shall be paid by the Company, and such shares of Common Stock shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event shares of Common Stock are to be issued in a name other than the name of the Holder, this Representative’s Warrant when surrendered for exercise shall be accompanied by the form of the Assignment Notice attached hereto as Exhibit B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for processing of any exercise form to satisfy the required Share Delivery Date.

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3.	Transfer.

3.1.       General Restrictions. The registered Holder of this Representative’s Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Representative’s Warrant or any of the shares of Common Stock exercisable hereunder for a period ending on, and including, the date that is one hundred and eighty (180) days beginning on the commencement of sales of the Offered Securities (the “Effective Date”) to anyone other than: (i) the Holder or another underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner or registered persons or affiliates, of the Representative or of any such underwriter or selected dealer, in each case in accordance with FINRA Rule 5110(e)(1) and subject to the exceptions set forth in FINRA Rule 5110(e)(2), or (b) cause this Representative’s Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Representative’s Warrant or the securities issuable hereunder, in accordance with FINRA Rule 5110(e)(1), except as provided for in FINRA Rule 5110(e)(2). On and after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the form of the Assignment Notice attached hereto as Exhibit B duly executed and completed, together with this Representative’s Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) business days transfer this Representative’s Warrant on the books of the Company and shall execute and deliver a new warrant or purchase warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2.       Restrictions Imposed by the Securities Act. The securities evidenced by this Representative’s Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Company that such securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities that has been declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and includes a current prospectus, or (iii) a registration statement, pursuant to which the Holder has exercised its registration rights pursuant to Sections 4.1 and 4.2 herein, relating to the offer and sale of such securities has been filed and declared effective by the Commission and compliance with applicable state securities law has been established.

4.	Registration Rights.

4.1.       Demand Registration.

4.1.1 Grant of Right. Unless all of the Warrant Shares are included in an effective registration statement with a current prospectus or a qualified offering statement with a current registration statement, the Company, upon written demand (a “Demand Notice”) of the Holder, agrees to register, on one occasion, all or any portion of the Warrant Shares that are permitted to be registered under the Securities Act. On such occasion, the Company will file a new registration statement or post-effective amendment to the registration statement with the Commission (a “Demand Registration Statement”) covering such Warrant Shares within sixty (60) days after receipt of a Demand Notice and use its best efforts to have the registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement; or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty days after such offering is consummated. The demand for registration may be made at any time during a period of five years beginning on the date of commencement of sales of the Offering.

4.1.2 Terms. The Company shall bear all fees and expenses attendant to the Demand Registration Statement pursuant to Section 4.1.1, but the Holder(s) shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder(s) to represent the Holder(s) in connection with the sale of the Warrant Shares. The Company agrees to use its best efforts to cause the filing of a Demand Registration Statement required herein to become effective promptly and to qualify or register the Warrant Shares in such states as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Warrant Shares in a state in which such registration would cause: (i) the Company to be obligated to register or license to do business in such State or submit to general service of process in such State, or (ii) the principal stockholders of the Company to be obligated to escrow their Common Stock of the Company. The Holder(s) shall only use the prospectuses provided by the Company to sell the shares of Common Stock covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder(s) that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 4.1.2, the Holder(s) shall be entitled to a Demand Registration Statement under this Section 4.1.2 on only one occasion and such demand registration right shall terminate on the fifth anniversary of the commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(C). The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under Section 4.1.1 to remain effective for a period of twelve (12) consecutive months from the effective date of such registration statement or post-effective amendment or until the Holders have completed the distribution of the Warrant Shares registered under such Registration Statement, whichever occurs first.

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4.2.       “Piggy-Back” Registration.

4.2.1 Grant of Right. Unless all of the Warrant Shares are included in an effective registration statement with a current prospectus or a qualified offering statement with a current offering circular, the Holder shall have the right, for a period of five years commencing on the date of commencement of sales of the Offering, to include the remaining Warrant Shares as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Securities Act or pursuant to Form S-3 or any equivalent form).

4.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Warrant Shares pursuant to Section 4.2.1 hereof, but the Holder(s) shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holder(s) to represent them in connection with the sale of the Warrant Shares. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Warrant Shares with not less than 30 days’ written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder(s) shall continue to be given for each registration statement filed by the Company until such time as all of the Warrant Shares have been registered under an effective registration statement. The holders of the Warrant Shares shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Representative’s Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2. Notwithstanding the provisions of this Section 4.2.2, such piggyback registration rights shall terminate on the fifth anniversary of the commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(D).

4.3.       The Company shall use its best efforts to maintain the effectiveness of the registration statement and a current prospectus relating to the registration of the Warrant Shares until (i) all Warrant Shares have been disposed of pursuant to such effective registration statement, (ii) all Warrant Shares are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, or (iii) all Warrant Shares become and remain eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1). During any period when the Company fails to have maintained an effective Registration Statement or a current Prospectus relating thereto and a holder of this Representative’s Warrant desires to exercise such warrant and, in the opinion of counsel to the Holder, Rule 144 is not available as an exemption from registration for the resale of the Warrant Shares, the Company shall promptly file a registration statement registering the resale of such Warrant Shares and use its reasonable best efforts to have it declared effective by the Commission within thirty (30) days.

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5.	New Purchase Warrants to be Issued.

5.1.       Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Representative’s Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Representative’s Warrant for cancellation, together with the duly executed exercise form or assignment notice and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Representative’s Warrant of like tenor to this Representative’s Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Common Stock purchasable hereunder as to which this Representative’s Warrant has not been exercised or assigned.

5.2.       Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Representative’s Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Representative’s Warrant of like tenor and date. Any such new Representative’s Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.	Adjustments.

6.1.       Adjustments to Exercise Price and Number of shares of Warrant Shares. The Exercise Price and the number of shares of Common Stock underlying this Representative’s Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1.       Share Dividends, Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Common Stock is increased by a stock dividend payable in Common Stock or by a split up of Common Stock or other similar event, then, on the effective day thereof, the number of Warrant Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Common Stock, and the Exercise Price shall be proportionately decreased.

6.1.2.       Aggregation of Shares of Common Stock. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Common Stock is decreased by a consolidation, combination or reclassification of Common Stock or other similar event, then, on the effective date thereof, the number of Warrant Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.

6.1.3.       Replacement of Common Stock upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Common Stock, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Representative’s Warrant shall have the right thereafter (until the expiration of the right of exercise of this Representative’s Warrant ) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Warrant Shares of the Company obtainable upon exercise of this Representative’s Warrant immediately prior to such event; and if any reclassification also results in a change in Common Stock covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

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6.1.4.       Fundamental Transaction. If, at any time while this Representative’s Warrant is outstanding, the Company enters into the following transactions with another Person or group of Persons whereby such other Person or group acquires more than fifty percent (50%) of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with, the other Persons making or party to such stock or share purchase agreement or other business combination): (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance, or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spinoff or scheme of arrangement) with another Person or group of Persons (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Representative’s Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional or alternative consideration (the “Alternative Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Stock for which this Representative’s Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternative Consideration based on the amount of Alternative Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternative Consideration in a reasonable manner reflecting the relative value of any different components of the Alternative Consideration. If holders of Common Stock are given any choice as to the securities, cash, or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternative Consideration it receives upon any exercise of this Representative’s Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Representative’s Warrant, and to deliver to the Holder in exchange for this Representative’s Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Representative’s Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Representative’s Warrant prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Representative’s Warrant immediately prior to the consummation of such Fundamental Transaction). Furthermore, the foregoing adjustment of Exercise Price in consideration of the Alternative Consideration should be completed prior to the issuance of and reflected in the security of the Successor Entity issued in exchange for this Representative’s Warrant. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Representative’s Warrant and the other transaction documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of, the Company and shall assume all of the obligations of the Company, under this Representative’s Warrant and the other transaction documents with the same effect as if such Successor Entity had been named as the Company herein.

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6.1.5.       Changes in Form of Representative’s Warrant. This Representative’s Warrant need not be changed because of any change pursuant to this Section 6.1 and any warrants issued after such change, in exchange or replacement of this Representative’s Warrant may state the same Exercise Price and the same number of Warrant Shares as are stated in the Representative’s Warrant s initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new warrant s reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.

6.2.       Substitute Representative’s Warrant. Except as otherwise provided in Section 6.1.5, in case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Representative’s Warrant providing that the holder of the Representative’s Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of this Representative’s Warrant ) to receive, upon exercise of such supplemental Warrant, the kind and amount of Common Stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Common Stock of the Company for which such Representative’s Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale, or transfer. Such supplemental Representative’s Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provisions of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3.       Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Common Stock upon the exercise of this Representative’s Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Common Stock or other securities, properties, or rights, as applicable.

6.4.       Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 6.1.1 above, if at any time during which this Representative’s Warrant is outstanding the Company grants, issues or sells any securities of the Company which by their terms are convertible into or exercisable for shares of Common Stock (“Share Equivalents”) or other rights to purchase shares, warrants, other securities or other property, pro rata to all of the record holders of the shares of Common Stock (the “Purchase Rights”), and not the Holder, then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Representative’s Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. The provisions of this Section 6.4 will not apply to any grant, issuance or sale of Share Equivalents or other rights to purchase shares, warrants, other securities or other property of the Company which is not made pro rata to all of the record holders of shares of Common Stock.

7.       Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Representative’s Warrant, such number of Common Stock or other securities, properties or rights, as applicable, as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Representative’s Warrant and payment of the Exercise Price therefor (either with cash or through cashless exercise pursuant to Section 2.2 hereof), in accordance with the terms hereby, all Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Representative’s Warrant and payment of the exercise price therefor (either with cash or through cashless exercise pursuant to Section 2.2 hereof), all Common Stock and other securities, as applicable, issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Representative’s Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Warrant Shares and other securities, as applicable, issuable upon exercise of this Representative’s Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB Market or any successor quotation system) on which the Common Stock issued to the public in the Offering may then be listed and/or quoted (if at all).

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8.	Certain Notice Requirements.

8.1.       Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Representative’s Warrant and its exercise thereof, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice to the Holder of such event at least fifteen (15) days prior to the date fixed as a record date, effective date or the date of closing the transfer books (the “Notice Date”) for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed reclassification, consolidation, merger, compulsory share exchange, dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be along with the proposed effective date of the event triggering such notice. Notwithstanding the foregoing, if such information not otherwise publicly available the Company shall deliver to the Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders stating (x) the date on which a record is to be taken for the purpose of any such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares Common Stock of record shall be entitled to exchange their shares Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to provide such notice or any defect therein or in the provision thereof shall not affect the validity of the corporate action required to be specified in such notice.

8.2.       Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) if the approval of any stockholders of the Company shall be required in connection with any reclassification, any consolidation or merger to which the Company is a party, or any compulsory share exchange whereby the shares of Common Stock are converted into other securities, cash or property, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed. The Holder shall remain entitled to exercise this Representative’s Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Notwithstanding the foregoing, no notice need be given to the Holder if the Company makes a public announcement of the applicable event via nationally distributed press release or via a publicly available and legally compliant filing with the Commission.

8.3.       Notice of Change in Exercise Price; Notice of Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall set forth the Exercise Price after such adjustment and any resulting adjustment to the number of shares of Common Stock and describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Executive Officer and Chief Financial Officer. The Company shall, within five (5) business days after receipt by the Company of a written request by the Holder, send notice, in the manner as set forth in the Underwriting Agreement, including by email, to the Holder of the Exercise Price then in effect and the number of shares of Common Stock or the amount, if any, of other shares, securities or assets then issuable upon exercise of this Representative’s Warrant and shall be certified as being true and accurate by the Company’s Chief Executive Officer and Chief Financial Officer.

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8.4.       Transmittal of Notices. All notices, requests, consents, and other communications under this Representative’s Warrant shall be in writing and shall be deemed to have been duly made if made in accordance with the notice provisions of the Underwriting Agreement to the addresses and contact information set forth below:

If to the Holder:

Craft Capital Management LLC

377 Oak Street, Lower Concourse

Garden City, NY, 11530

Attn: Stephen Kiront, COO

Email: skiront@craftcm.com

With a copy to:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn: William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Email: wsr@orllp.legal; jye@orllp.legal

Phone No.: (212) 588-0022

If to the Company:

689-85 Xiaodong Road, Yongkang District
Tainan, Taiwan

Attn: Yi Lu

Email: [—]

With a copy (which shall not constitute notice) to:

VCL Law LLP

1945 Old Gallows Road

Suite 260

Vienna, VA 22182

Attn: Fang Liu, Esq.

Email: fliu@vcllegal.com

9.	Miscellaneous.

9.1.       Amendments. This Representative’s Warrant may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

9.2.       Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Representative’s Warrant.

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9.3.       Entire Agreement. This Representative’s Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Representative’s Warrant ) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4.       Successors and Assigns. This Representative’s Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Representative’s Warrant or any provisions herein contained.

9.5.       Binding Effect. This Representative’s Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Representative’s Warrant or any provisions herein contained.

9.6.       Governing Law; Submission to Jurisdiction; Trial by Jury. This Representative’s Warrant shall be governed by, construed, and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Representative’s Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed as personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Representative’s Warrant or the transactions contemplated hereby.

9.7.       Waiver, etc. The failure of the Company or the Holder to, at any time, enforce any of the provisions of this Representative’s Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Representative’s Warrant, any provision hereof, or the right of the Company or any Holder to thereafter enforce each and every provision of this Representative’s Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Representative’s Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.8.       Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Representative’s Warrant, Holder agrees that, at any time prior to the complete exercise of this Representative’s Warrant by Holder, if the Company and the Underwriter enter into an agreement pursuant to which they agree that all outstanding warrant(s) of the Company held by the Representative will be exchanged for securities or cash or a combination of both (such, an “Exchange Agreement”), then Holder shall agree to such exchange and become a party to the Exchange Agreement.

9.9.       Execution in Counterparts. This Representative’s Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

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9.10.       Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Representative’s Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Representative’s Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Representative’s Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Representative’s Warrant. In addition, nothing contained in this Representative’s Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Representative’s Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9.11.       Restrictions. The Holder acknowledges that the Common Stock acquired upon the exercise of this Representative’s Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

9.12.       Severability. Wherever possible, each provision of this Representative’s Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Representative’s Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Representative’s Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Representative’s Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2025.

ADVANCED BIOMED INC.

By:
Yi Lu
Chief Executive Officer

EXHIBIT A

Exercise Form

Form to be used to exercise Representative’s Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Representative’s Warrant for ______ Common Stock of ADVANCED BIOMED INC., a Nevada corporation (the “Company”) and hereby makes payment of $____ (at the rate of $____ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Representative’s Warrant is exercised in accordance with the instructions given below and, if applicable, a new Representative’s Warrant representing the number of Common Stock for which this Representative’s Warrant has not been exercised. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Common Stock under the Representative’s Warrant for ______ Common Stock, as determined in accordance with the following formula:

	X	=	Y(A-B)
A
Where,	X	=	The number of Common Stock to be issued to Holder;
	Y	=	The number of Common Stock for which the Representative’s Warrant is being exercised;
	A	=	The fair market value of one (1) share of Common Stock which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per share of Common Stock

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Common Stock as to which this Representative’s Warrant is exercised in accordance with the instructions given below and, if applicable, a new Representative’s Warrant representing the number of Common Stock for which this Representative’s Warrant has not been converted.

Craft Capital Management LLC

[Signature]

[Signature Guaranteed]

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:

(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Representative’s Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Assignment Notice

Form to be used to assign Representative’s Warrant:

(To be executed by the registered Holder to effect a transfer of the within Representative’s Warrant):

FOR VALUE RECEIVED, _______________does hereby sell, assign and transfer the Assignee named below all of the rights of the undersigned the right to purchase ______ Common Stock of ADVANCED BIOMED INC., a Nevada corporation (the “Company”), evidenced by the Representative’s Warrant and does hereby authorize the Company to transfer such right on the books of the Company with respect to the number of shares of Common Stock set forth below.

Name of Assignee	Address and Phone Number	No. of Shares

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Representative’s Warrant and the shares of Common Stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Representative’s Warrant or any shares of Common Stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Representative’s Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:         , 20__

Holder’s Signature: _____________________________

Holder’s Address:   _____________________________

Signature Guaranteed: ___________________________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Representative’s Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Representative’s Warrant.